UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2015

NAUGATUCK VALLEY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54447	01-0969655
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Church Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 720-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders of Naugatuck Valley Financial Corporation (“the Company”) was held on October 8, 2015. Of the 7,002,208 shares entitled to vote at this meeting, the final results for each of the matters submitted to a vote of shareholders at this meeting are as follows:

1.	Approval of the Agreement and the Plan of Merger, dated as of June 3, 2015, by and between Liberty Bank and Naugatuck Valley Financial Corporation.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
5,209,115	90,837	22,871	N/A

2.	To approve, on a non-binding advisory basis, the compensation to be paid to the named executive officers of Naugatuck Valley Financial Corporation.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
4,552,113	642,583	128,127	N/A

Item 8.01.	Other Events.

On October 13, 2015, the Company issued a press release announcing the receipt of shareholder approval of the pending merger of the Company with and into Liberty Bank. A copy of the press release is furnished as an exhibit hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

99.1	Press Release dated October 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAUGATUCK VALLEY FINANCIAL CORPORATION

Date: October 13, 2015	By:	/s/ William C. Calderara
William C. Calderara
President and Chief Executive Officer